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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    September 27, 2002

SSP SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26227 (Commission File Number)	33-0757190 (IRS Employer Identification No.)
17861 Cartwright Road, Irvine, California (Address of principal executive offices)	92614 (Zip Code)

Registrant's telephone number, including area code    (949) 851-1085

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.    Other Events.

  Recent Changes in the Composition of the Board of Directors and Advisory Board

        Effective September 27, 2002, Bruce Block simultaneously resigned from the Board of Directors of SSP Solutions, Inc. ("SSP") and accepted an appointment as a member of SSP's Advisory Board. Effective October 4, 2002, Joel K. Rubenstein accepted an appointment to SSP's Board of Directors and became a member of SSP's Audit Committee and SSP's Compensation Committee. As a result of these changes, the SSP Board of Directors now consists of Marvin J. Winkler, Kris Shah, Gregg Amber and Joel Rubenstein.

        Mr. Rubenstein has served as a director of Fotoball USA, Inc. since August 1994. From April 1990 through April 1992 and from March 1994 to present, Mr. Rubenstein has been a partner at the Contrarian Group, Inc., an operating management company. In addition, from April 1994 to present, Mr. Rubenstein has been a principal of Oracle One Partners, Inc., a marketing management company. From April 1992 through March 1994, Mr. Rubenstein served as the Senior Project Manager, Business & Economic Development for Rebuild L.A., the recovery organization created after the Los Angeles riots. From January 1985 through April 1990, Mr. Rubenstein served as the Vice President, Corporate Marketing for Major League Baseball, Office of the Commissioner.

        From July 2000 to September 2002, Mr. Rubenstein provided marketing services to SSP at the rate of $500 per month. The marketing services arrangement with Mr. Rubenstein was terminated upon his appointment to SSP's Board of Directors.

  Termination Agreement and Mutual Release with Wave Systems Corp.

        As of September 30, 2002, SSP executed a Termination Agreement and Mutual Release ("Termination Agreement") by and among SSP, BIZ Interactive Zone, Inc., a wholly-owned subsidiary of SSP ("BIZ"), and Wave Systems Corp., a beneficial owner of more than ten percent of SSP's outstanding shares of common stock ("Wave"). The Termination Agreement documents the mutual termination effective as of August 31, 2002 of a Purchase, Development and Deployment Agreement between BIZ and Wave dated October 2, 2000, as amended on May 10, 2001 (the "Wave Agreement").

        Under the Wave Agreement, Wave was to provide development work in exchange for cash payments by BIZ of $278,000 per month from June 1, 2001 to December 1, 2002. If BIZ did not make the required monthly payments, then Wave had the right to issue to BIZ default notices requesting payment in the form of common stock of BIZ. If the default notices were not cured within 30 days of written notice, then the unpaid installment would convert from a cash obligation into a stock acquisition right ("SAR"). The SAR would give Wave the right to acquire a number of fully paid, nonassessable shares of common stock determined by dividing the fair market value (the average closing price of a share of common stock for the ten trading-day period prior to the date of exercise) of a share of common stock on the date of exercise of the SAR into the aggregate portion of the installment payments that were the subject of an uncured default. The Wave Agreement provided that in the event of a merger or combination involving BIZ, the shares to be issued upon exercise of the SARs would be the shares of BIZ's successor in interest. In August 2001, BIZ became a wholly-owned subsidiary of SSP through a merger transaction. Consequently, shares of common stock of SSP ("Common Stock") became issuable under the SARs.

        In late August 2002, SSP, BIZ and Wave began discussions regarding entry into the Termination Agreement. Based upon the average 20-day trading price of the Common Stock during the period of discussions, SSP and Wave agreed to use $1.35 as the conclusive value of a share of Common Stock for purposes of the Termination Agreement.

        Under the Termination Agreement, the Wave Agreement was terminated as of August 31, 2002, and SSP issued to Wave a non-negotiable, non-interest bearing, subordinated convertible promissory note due December 31, 2005 in the principal amount of $270,000 ("Note") and is issuing to Wave 1,600,000 shares of Common Stock. The conversion rate of the Note initially is $1.35 and is subject to adjustments for stock splits, stock dividends, reclassifications, reorganizations and the like.

        In addition, the number of shares being issued under the Termination Agreement and the number of shares issuable upon conversion of the Note are subject to anti-dilution adjustments if, and whenever, before April 16, 2003 SSP issues or sells, or is deemed to have issued or sold, any shares of Common Stock at a price below the dilution rate then in effect. These anti-dilution adjustments do not apply, however, to the issuance of shares of Common Stock underlying exercisable or convertible securities that were outstanding on or prior to September 30, 2002, shares of Common Stock underlying any rights, warrants or options granted pursuant to any SSP stock option or stock purchase plan, or shares of Common Stock issued or deemed to have been issued pursuant to stock splits, stock dividends, reclassifications, reorganizations and the like.

        The initial dilution rate is $1.00. If a dilutive issuance occurs, then the dilution rate will be reduced to a price equal to the consideration per share paid for the Common Stock in the dilutive issuance. A dilution percentage equal to the percentage by which the dilution rate in effect immediately prior to the dilutive issuance is reduced in connection with the dilutive issuance will be calculated. Wave will then be entitled to receive a number of shares of Common Stock equal to the dilution percentage multiplied by the aggregate number of shares of Common Stock issued under the Termination Agreement and the Note prior to the dilutive issuance. In addition, if Wave converts the Note after one or more dilutive issuances has occurred, then adjustments to the number of shares issuable upon conversion of the Note will be made successively in the order in which the dilutive issuances occurred and will be based on the dilutive percentages that were calculated for the dilutive issuances.

        Subject to the conversion restrictions described below, Wave and SSP each have the right, at any time or from time to time, to convert the Note in whole or in part into shares of Common Stock. If the Note has not been fully repaid or voluntarily converted on or prior to maturity, then the principal balance of the Note automatically will convert into shares of Common Stock to the greatest extent possible without violating the conversion restrictions. If the conversion restrictions prevent the entire remaining principal balance from being converted at maturity, then the maturity date of the Note will be extended for an additional five years.

        The conversion restrictions prohibit the issuance of shares of Common Stock under the Termination Agreement and the Note to the extent that SSP has not first made or obtained any necessary notifications to and/or approvals of The Nasdaq Stock Market and SSP's stockholders. In addition, SSP may not issue to Wave under the Termination Agreement and the Note an aggregate number of shares of Common Stock that would result in Wave, together with its affiliates, beneficially owning 20% or more of the then issued and outstanding shares of Common Stock. SSP has agreed to endeavor to make the required notifications and/or obtain the required approvals, and to register the shares of Common Stock issuable pursuant to the Termination Agreement and the Note.

        In accounting for the Termination Agreement, SSP anticipates recording a $1.2 million gain on settlement. SSP is issuing common stock valued at $2.1 million and the Note in the principal amount of $270,000. The amounts recorded in connection with the Termination Agreement are expected to increase SSP's shareholders' equity by $3.3 million and to increase working capital. SSP does not anticipate recording any further expenses in connection with the Wave Agreement.

ITEM 7.    Financial Statements and Exhibits.

  (a)
  Financial Statements of Businesses Acquired. Not applicable.

  (b)
  Pro Forma Financial Information. Not applicable.

  (c)
  Exhibits.

Exh. No.	Description
10.1	Termination Agreement and Mutual Release dated effective as of August 31, 2002 by and among SSP Solutions, Inc., BIZ Interactive Zone, Inc. and Wave Systems Corp.
10.2	Subordinated Convertible Promissory Note dated as of September 30, 2002 in the principal amount of $270,000 made by SSP Solutions, Inc. in favor of Wave Systems Corp.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2002	SSP SOLUTIONS, INC.
	By:	/s/ THOMAS E. SCHIFF Thomas E. Schiff, Chief Financial Officer

EXHIBITS FILED WITH THIS REPORT

Exh. No.	Description
10.1	Termination Agreement and Mutual Release dated effective as of August 31, 2002 by and among SSP Solutions, Inc., BIZ Interactive Zone, Inc. and Wave Systems Corp.
10.2	Subordinated Convertible Promissory Note dated as of September 30, 2002 in the principal amount of $270,000 made by SSP Solutions, Inc. in favor of Wave Systems Corp.

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SIGNATURE
EXHIBITS FILED WITH THIS REPORT